SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

August 7, 2003

Wal-Mart Stores, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-06991	71-0415188
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 S.W. 8th Street

Bentonville, Arkansas 72716

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:

(479) 273-4000

Item 12. Results of Operations and Financial Condition.

Wal-Mart Stores, Inc. is furnishing this current report on Form 8-K in order to furnish to the Securities and Exchange Commission a press release we issued on August 7, 2003, which press release may be deemed to disclose information regarding our expected results of operations for our fiscal quarter that ended July 31, 2003. A copy of the press release being furnished is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 7, 2003

WAL-MART STORES, INC.

By:	/s/ Thomas M. Schoewe
Name: Thomas M. Schoewe Title: Executive Vice President and Chief Financial Officer